April 29, 2010

Blue Chip Investor Funds

480 N. Magnolia Avenue, Suite 103

El Cajon, CA  92020

Re:  Blue Chip Investor Funds, File Nos. 333-73104 and 811-10571

Gentlemen:

A legal opinion that we prepared was filed with Post-Effective Amendment No. 1 to the Blue Chip Investor Funds Registration Statement (the “Legal Opinion”).  We hereby give you our consent to incorporate by reference the Legal Opinion into Post-Effective Amendment No. 10 to the Registration Statement (the “Amendment”), and consent to all references to us in the Amendment.

Very truly yours,

/s/ THOMPSON HINE LLP

THOMPSON HINE LLP

MVW